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                                                                    EXHIBIT 11.1

                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

             (Accounting principles generally accepted in Canada)
        (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)

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                                                                Fiscal quarter ended              Three fiscal quarters ended
                                                                --------------------              ---------------------------

                                                              Jan 26,           Jan 28,            Jan 26,            Jan 28,
                                                                1997             1996                1997               1996
                                                                ----             ----                ----               ----
Basic earnings per share

    Net earnings                                              $63,031           $53,881            $186,613           $136,369
                                                               ======            ======             =======            =======

    Common Shares outstanding
       at the beginning of the period                         170,741           165,752             168,676            164,515


    Weighted average number of Common Shares
       issued, net of Common Shares
       repurchased, during the period                             200               796               1,464              1,327
                                                              -------           -------             -------            -------

    Weighted average number of Common Shares
       outstanding at the end of the period                   170,941           166,548             170,140            165,842
                                                              =======           =======             =======            =======

    Basic earnings per share                                    $0.37             $0.32               $1.10              $0.82
                                                              =======           =======             =======            =======

Fully diluted earnings per share

    Earnings before imputed earnings                          $63,031           $53,881            $186,613           $136,369

    After tax imputed earnings from the investment
       of funds received through dilution                       2,693             2,721               8,241              7,589
                                                              -------           -------             -------            -------

    Adjusted net earnings                                     $65,724           $56,602            $194,854           $143,958
                                                               ======            ======             =======            =======

    Weighted average number of Common Shares
       outstanding at the end of the period                   170,941           166,548             170,140            165,842

    Weighted average common share
       equivalents based on conversion of
       outstanding stock options                               14,096            13,986              13,500             13,823
                                                              -------           -------            --------            -------

    Weighted average number of Common
       Shares and equivalents outstanding at
       the end of the period                                  185,037           180,534             183,640            179,665
                                                              =======           =======             =======            =======

    Fully diluted earnings per share                            $0.36             $0.31               $1.06              $0.80
                                                              =======           =======             =======            =======

Earnings per share expressed in U.S. Dollars

    Daily average exchange rate of a Canadian
       dollar for U.S. dollars as reported by the
       Federal Reserve Bank of New York                       $0.7406           $0.7342             $0.7346            $0.7354

    Basic earnings per share, in U.S. dollars                   $0.27             $0.24               $0.81              $0.60
                                                              =======           =======             =======            =======

    Fully diluted earnings per share, in U.S. dollars           $0.26             $0.23               $0.78              $0.59
                                                              =======           =======             =======            =======
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